Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            FARR INTERNATIONAL, INC.

      The  undersigned,  Allan B. Foy and M. S. Farr,  certify that they are the
President and Secretary, respectively, of Farr International, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:
          1.  The name of the Corporation is Farr International, Inc.
          2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on April 7, 1987.
          3. This Restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.
          4. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

                                    ARTICLE I

      The name of the Corporation is Farr Company.

                                   ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is 229 South State Street in the City of Dover, County of Kent. The name of its registered agent at that address is United States Corporation Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                                   ARTICLE IV

      The total number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of common stock, par value $.10 per share (the "Common Stock").

                                    ARTICLE V

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than six directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1988 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1989 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1990 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1988, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his

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death,  resignation,  retirement,  disqualification  or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                                   ARTICLE VI

      Any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VI as one class.

                                   ARTICLE VII

      Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

                                  ARTICLE VIII

      Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

                                   ARTICLE IX

      Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                    ARTICLE X

      The affirmative vote of the holders of not less than 80 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any "Related Person" (as hereinafter defined); provided, however, that the 80 percent voting requirement shall not be applicable if:

          (1) The Board of Directors of the Corporation by a vote of not less than 80 percent of the directors then holding office (a) has expressly approved in advance the acquisition of the outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) has approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person;

          (2) The Business Combination is solely between the Corporation and another corporation, one hundred percent of the Voting Stock of which is owned directly or indirectly by the Corporation; or

          (3) The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock.

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      For the purposes of this Article:

          (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation, (e) the issuance of any securities (other than by way of pro rata distribution to all shareholders) of the Corporation or a subsidiary of the Corporation to a Related Person, (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person, (g) any recapitalization that would have the effect of increasing the voting power of a Related Person and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

          (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on April 1, 1985 in Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on April 1, 1985 in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 10 percent or more of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any individual, corporation, partnership or other person or entity.

          (iii) The term "Substantial Part" shall mean more than 10 percent of the book value of the total assets of the company in question as of the end of its most recent fiscal year ending prior to the time the determination is being made.

          (iv) Without limitation, any shares of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

          (v) For the purposes of subparagraph (3) of this Article, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public shareholders in the event of a Business Combination in which the Corporation is the surviving corporation.

          (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

                                   ARTICLE XI

      The provisions set forth in this Article XI and in Articles VI, VIII, IX, X and XIV herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock (as defined in Article X) of the Corporation.

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                                   ARTICLE XII

      The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                  ARTICLE XIII

      A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of
Article XIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

      B. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of this Article XIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      C. In furtherance and not in limitation of the powers conferred by statute:
          (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

          (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

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                                   ARTICLE XIV

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66 2/3 %) of the outstanding stock of the Corporation entitled to vote thereon.

                                   ARTICLE XV

      The Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


      IN WITNESS WHEREOF, Farr International, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Allan B. Foy, its President, and attested by M. Spencer Farr, its Secretary, this 29th day of May, 1987.


                                    FARR INTERNATIONAL, INC.


                                    By  /s/  Allan B. Foy
                                        -----------------
                                             Allan B. Foy
                                              President



ATTEST:

By  /s/  M. S. Farr
    ---------------
         M. S. Farr
         Secretary








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